EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2008 Third Quarter Financial Results

ELGIN, Ill., Oct. 14, 2008 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the third quarter of fiscal year 2008.

Third quarter highlights include:

 * Sales increased 22%, to $25.6 million, compared to $20.9 million in the third quarter of fiscal 2007. For the first three quarters of fiscal 2008, sales increased 21%, to $73.4 million, compared to
   $60.5 million in the first three quarters of fiscal 2007.

 * Same-branch sales growth was 20%, measured for the 47 branches that were in operation throughout both the third fiscal quarters of 2008 and 2007. We currently operate 54 branches, compared to 48 at the end of the third quarter of 2007.

 * Average sales per working day increased to approximately $440,000, compared to $360,000 in the third quarter of fiscal 2007.

 * Pro forma EPS (diluted) increased by 67%, to $0.15, compared to
   $0.09(1) in the third quarter of fiscal 2007.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc. commented, "We are pleased with the strong sales growth we achieved during the quarter. We are also happy with our improved income before taxes, which reached $2.8 million, an increase of 55% compared to $1.8 million in the third quarter of 2007."

Mr. Greg Ray, CFO and VP of Business Management, added, "Our improved income was a particularly good result considering that we incurred costs related to being a public company of approximately $370,000 which among others included Board of Directors compensation and insurance, incremental legal and accounting fees and Sarbanes-Oxley consulting services in the most recent quarter, compared to none in the prior year. During the most recent quarter, we experienced higher costs for energy-related materials such as solvent and vehicle fuel, but this was partially mitigated by improved margins on our reuse solvent, as we sold solvent that had been carried in inventory at historically lower values."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs; the control of The Heritage Group over our Company; and the risks identified in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 and our other SEC filings. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through more than 50 branches serving over 36,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on Wednesday, October 15, 2008 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results.

Interested parties can listen to the audio webcast available through our company website, www.crystal-clean.com/investor/, and can participate in the call by dialing (719-325-4803).

 (1) Pro forma EPS is calculated as if we had been a 'C' corporation and reflects a retroactive adjustment as of the beginning of 2007 of weighted average shares outstanding to reflect the
     reorganization of the company that occurred in connection with our initial public offering.

 Financial Statements

                   Heritage-Crystal Clean, Inc.
                   Consolidated Balance Sheets
        (In Thousands, Except Share and Par Value Amounts)
                           (Unaudited)
                                            September 6, December 29,
                                                2008        2007
                                             ----------  ----------
 ASSETS

 Current Assets:
  Cash and cash equivalents                  $      363  $      479
  Accounts receivable, net of allowance for
   doubtful accounts of $849 and $1,130 at
   September 6, 2008 and December 29, 2007,
   respectively                                  15,516      13,446
  Inventory                                      14,530      10,447
  Deferred income taxes                           1,163          --
  Prepaid and other current assets                1,937       1,208
                                             ----------  ----------
 Total Current Assets                            33,509      25,580
  Fixed assets, net of accumulated
   depreciation                                  20,584      19,420
  Deferred offering costs                            --       1,276
  Deferred income taxes                             132          --
  Software and intangible assets, net of
   accumulated amortization                       1,956       1,708
                                             ----------  ----------
 Total Assets                                $   56,181  $   47,984
                                             ==========  ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
  Accounts payable                           $    7,003  $    7,258
  Accrued salaries, wages, and benefits           2,172       1,560
  Taxes payable                                   2,115         983
  Other accrued expenses                          1,249       1,169
                                             ----------  ----------
 Total Current Liabilities                       12,539      10,970
  Note payable - bank                             1,165      22,045
                                             ----------  ----------
 Total Liabilities                               13,704      33,015

 Redeemable Capital Units                            --       2,261

 STOCKHOLDERS' EQUITY:

 Preferred members' capital                          --      14,704
 Common members' capital                             --         368
 Common stock - 15,000,000 Shares authorized
  at $0.01 par value, 10,675,390 shares
  issued and outstanding at September 6,
  2008                                              107          --
 Additional paid-in capital                      42,493          --
 Accumulated deficit                               (123)     (2,364)
                                             ----------  ----------
 Total Stockholders' Equity                  $   42,477  $   12,708
                                             ----------  ----------
 Total Liabilities and Stockholders' Equity  $   56,181  $   47,984
                                             ==========  ==========

                    Heritage-Crystal Clean, Inc.
                Consolidated Statements of Operations
              (In Thousands, Except Per Share Amounts)
                             (Unaudited)

                 Third Quarter Ended    First Three Quarters Ended
               September 6, September 8, September 6, September 8,
                  2008         2007         2008         2007
               -----------  -----------  -----------  -----------

 Sales         $    25,646  $    20,967  $    73,482  $    60,541
 Cost of sales       6,020        5,480       17,936       15,361
 Cost of sales
  - inventory
   impairment           --           --           --        2,182
               -----------  -----------  -----------  -----------
  Gross profit      19,626       15,487       55,546       42,998
               -----------  -----------  -----------  -----------
 Operating
  costs             12,523       10,100       36,640       29,270
 Selling,
  general, and
  adminis-
  trative
  expenses           4,278        3,263       15,042        9,882
 Proceeds from
  contract
  termination           --           --           --       (3,000)
               -----------  -----------  -----------  -----------
  Operating
   income            2,825        2,124        3,864        6,846
 Interest
  expense -
  net                   24          314          395          957
               -----------  -----------  -----------  -----------
 Income before
  income taxes       2,801        1,810        3,469        5,889
 Provision for
  income taxes       1,179           --        3,206           --
               -----------  -----------  -----------  -----------
 Net income          1,622        1,810          263        5,889
 Preferred
  return                --          390          339        1,171
               -----------  -----------  -----------  -----------
 Net income
  (loss)
  available to
  common
  shareholders $     1,622  $     1,420  $       (76) $     4,718
               ===========  ===========  ===========  ===========

 Net income
  (loss) per
  share
  available to
  common
  shareholders:
  basic        $      0.15  $      0.20  $     (0.01) $      0.66
 Net income
  (loss) per
  share
  available to
  common
  shareholders:
  diluted      $      0.15  $      0.20  $     (0.01) $      0.65
               ===========  ===========  ===========  ===========

 Pro forma
  data:
 Net income    $     1,622  $     1,810  $       263  $     5,889
 Less: Pro
  forma
  provision for
  income taxes          --          742          497        2,415
 Less: Return
  on preferred
  and
  mandatorily
  redeemable
  capital units         --          401          372        1,206
               -----------  -----------  -----------  -----------
 Pro forma net
  income (loss)
  available to
  common
  members      $     1,622  $      667   $      (606) $     2,268
               ===========  ===========  ===========  ===========

 Pro forma net
  income (loss)
  per share:
  basic        $     0.15   $     0.09   $     (0.06) $      0.32
 Pro forma net
  income (loss)
  per share:
  diluted      $     0.15   $     0.09   $     (0.06) $      0.31

               ===========  ===========  ===========  ===========
 Number of
  weighted
  average
  common shares
  outstanding:
  basic            10,675        7,182         9,657        7,176
 Number of
  weighted
  average
  common shares
  outstanding:
  diluted          10,848        7,242         9,657        7,223
               ===========  ===========  ===========  ===========

                     Heritage-Crystal Clean, Inc.
  Reconciliation of our Net Income Determined in Accordance to GAAP
           to Earnings Before Interest,Taxes, Depreciation
                       & Amortization (EBITDA)

                                       Third Quarter Ended
                                      (Dollars in thousands)

                                    September 6,    September 8,
                                        2008            2007
                                    -----------     -----------

 Net income                         $     1,622     $     1,810 (a)

  Interest expense - net                     24             314
  Provision for income taxes              1,179              --
  Depreciation and amortization             844             673
                                    -----------     -----------

 EBITDA (b)                         $     3,669     $     2,797
                                    ===========     ===========

 (a) For the third quarter ended September 8, 2007, as a limited liability company, we were not subject to federal or state corporate income taxes. Therefore, net income has not given effect to taxes.

 (b) EBITDA represents net income before income tax expense, interest income, interest expense, depreciation and amortization.
     We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is
     frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry.
     Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior
     periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under GAAP and should not be considered as a substitute for net income prepared in accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in
     isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

 *   EBITDA does not reflect our cash expenditures, or future
     requirements, for capital expenditures or contractual
     commitments;

 *   EBITDA does not reflect interest expense or the cash
     requirements necessary to service interest or principal
     payments on our debt;

 *   EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

 *   Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

 *   We compensate for these limitations by relying primarily on our
     GAAP results and using EBITDA only as a supplement.

CONTACT:  Heritage-Crystal Clean, Inc.
          Greg Ray, Chief Financial Officer and VP Business Management
          (847) 836-5670